UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report September 11, 2009

Commission File Number 000-27261

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Oregon	93-0549963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 — Completion of Acquisition or Disposition of Assets

On September 11, 2009, CH2M HILL Companies, Ltd., an Oregon corporation (“CH2M HILL”), completed the sale of certain assets and liabilities of its Enterprise Management Solutions (“EMS”) business to Geospatial Operating Company, LLC, a Delaware company, doing business as Critigen, (“Geospatial”), pursuant to an Asset Purchase Agreement dated as of June 24, 2009 (the “Purchase Agreement”).  Under the terms of the Purchase Agreement, Geospatial acquired certain assets and assumed certain liabilities of the EMS business.  The purchase price was $86.6 million, net of amounts due for estimated working capital adjustments of $12.7 million, and was paid at closing. The final purchase price is subject to final working capital and other customary adjustments.

Item 9.01 — Financial Statements and Exhibits

(b) Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial information of CH2M HILL is filed as Exhibit 99.5 and incorporated herein by reference:

(i)                                  Unaudited Pro Forma Condensed Consolidated Balance Sheet at June 30, 2009;

(ii)                                  Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2008;

(iii)                               Unaudited Pro Forma Condensed Consolidated Statement of Income for the six-month period ended June 30, 2009; and

(iv)                              Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

(d) Exhibits

Exhibit No.	Description
99.5	Unaudited Pro Forma Condensed Consolidated Financial Information of CH2M HILL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: September 17, 2009	By:	/s/ M. Catherine Santee
M. Catherine Santee, Chief Financial Officer